UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

PIEDMONT LITHIUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38427	36-4996461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E Catawba Street Belmont, North Carolina	28012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 461-8000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	PLL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Piedmont Lithium Inc. (the “Company”) announced on August 11, 2025 that its special meeting of stockholders to approve the proposed merger with Sayona Mining Ltd (“Sayona”) has been adjourned to Friday, August 22, 2025, at 11 a.m. Eastern Time. As previously disclosed by the Company and Sayona, on November 19, 2024, Sayona and Resource Capital Fund VIII L.P. (“RCF”) signed a subscription agreement (the “RCF Subscription Agreement”) pursuant to which RCF agreed to subscribe for 2,156,250,000 Sayona ordinary shares (the “Initial Subscription Amount”) at an issue price of AU$0.032 per Sayona ordinary share, subject to certain conditions including closing of the merger. As a result of the adjournment, Sayona and RCF agreed on August 12, 2025 (Australia time) to extend the end date of the RCF Subscription Agreement from August 19, 2025 to December 31, 2025.

Under the revised terms, in addition to the Initial Subscription Amount, RCF also agreed to subscribe for options for the issuance of up to 1.2 billion shares of Sayona (the “Options”), to be issued in two tranches. Issuance of the Options to RCF is subject to certain conditions, including closing of the merger.  The first tranche of Options will bring RCF’s interest to 9.99% of Sayona’s issued capital, while the second tranche, subject to regulatory approval, will cover the balance of the Options. The exercise price for each Option is set at AU$0.032, representing a 14% premium to Sayona’s closing price on August 11, 2025 (Australia time). The Options will expire at 5:00 p.m. Brisbane time on December 31, 2028, and may be exercised in parcels of no less than 200 million Options. If all the Options are exercised, Sayona would receive approximately AU$38 million in capital.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: August 13, 2025		/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	President and Chief Executive Officer